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                                                                   EXHIBIT 99.14


                              BROADCOM CORPORATION
                            STOCK PURCHASE AGREEMENT

       I HEREBY ELECT TO PARTICIPATE IN THE 1998 EMPLOYEE STOCK PURCHASE PLAN (THE "ESPP") FOR THE OFFERING PERIOD SPECIFIED BELOW, AND I HEREBY SUBSCRIBE TO PURCHASE SHARES OF COMMON STOCK OF BROADCOM CORPORATION (THE "CORPORATION") IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE ESPP. I HEREBY AUTHORIZE PAYROLL DEDUCTIONS FROM EACH OF MY PAYCHECKS FOLLOWING MY ENTRY INTO THE OFFERING PERIOD IN THE 1% MULTIPLE OF MY ELIGIBLE CASH EARNINGS (NOT TO EXCEED A MAXIMUM OF 15%) SPECIFIED IN MY ATTACHED ENROLLMENT/CHANGE FORM.

       THE OFFERING PERIOD IS DIVIDED INTO A SERIES OF CONSECUTIVE PURCHASE INTERVALS. WITH THE EXCEPTION OF THE INITIAL PURCHASE INTERVAL WHICH BEGINS AT THE TIME OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK, THOSE PURCHASE INTERVALS WILL BE OF SIX MONTHS DURATION AND BEGIN ON THE FIRST BUSINESS DAY OF MAY AND NOVEMBER EACH YEAR DURING THE OFFERING PERIOD. MY PARTICIPATION WILL AUTOMATICALLY REMAIN IN EFFECT FROM ONE PURCHASE INTERVAL TO THE NEXT DURING THE TERM OF THE ESPP IN ACCORDANCE WITH MY PAYROLL DEDUCTION AUTHORIZATION, UNLESS I WITHDRAW FROM THE ESPP OR CHANGE THE RATE OF MY PAYROLL DEDUCTION OR UNLESS MY EMPLOYMENT STATUS CHANGES. I MAY REDUCE THE RATE OF MY PAYROLL DEDUCTIONS ON ONE OCCASION PER 6-MONTH PURCHASE INTERVAL, TO BECOME EFFECTIVE WITH THE FILING OF THE CHANGE FORM, AND I MAY INCREASE MY RATE OF PAYROLL DEDUCTIONS TO BECOME EFFECTIVE AT THE BEGINNING OF ANY SUBSEQUENT 6-MONTH PURCHASE INTERVAL (MAY 1 OR NOVEMBER 1).

       MY PAYROLL DEDUCTIONS WILL BE ACCUMULATED FOR THE PURCHASE OF SHARES OF THE CORPORATION'S COMMON STOCK ON THE LAST BUSINESS DAY OF EACH PURCHASE INTERVAL WITHIN THE OFFERING PERIOD. THE PURCHASE PRICE PER SHARE WILL BE EQUAL TO 85% OF THE LOWER OF (I) THE FAIR MARKET VALUE PER SHARE OF COMMON STOCK ON MY ENTRY DATE INTO THE OFFERING PERIOD OR (II) THE FAIR MARKET VALUE PER SHARE ON THE PURCHASE DATE. I WILL ALSO BE SUBJECT TO ESPP RESTRICTIONS (I) LIMITING THE MAXIMUM NUMBER OF SHARES WHICH I MAY PURCHASE PER PURCHASE INTERVAL AND THE MAXIMUM NUMBER OF SHARES PURCHASABLE IN THE AGGREGATE BY ALL PARTICIPANTS ON ANY ONE PURCHASE DATE AND (II) PROHIBITING ME FROM PURCHASING MORE THAN $25,000 WORTH OF COMMON STOCK FOR EACH CALENDAR YEAR MY PURCHASE RIGHT REMAINS OUTSTANDING.

       I MAY WITHDRAW FROM THE ESPP AT ANY TIME PRIOR TO THE LAST BUSINESS DAY OF A PURCHASE INTERVAL AND ELECT EITHER TO HAVE THE CORPORATION REFUND ALL MY PAYROLL DEDUCTIONS FOR THAT INTERVAL OR TO HAVE SUCH PAYROLL DEDUCTIONS APPLIED TO THE PURCHASE OF COMMON STOCK AT THE END OF SUCH INTERVAL. HOWEVER, I MAY NOT REJOIN THAT PARTICULAR OFFERING PERIOD AT ANY LATER DATE. UPON THE TERMINATION OF MY EMPLOYMENT FOR ANY REASON (INCLUDING DEATH OR DISABILITY) OR MY LOSS OF ELIGIBLE EMPLOYEE STATUS, MY PARTICIPATION IN THE ESPP WILL IMMEDIATELY CEASE AND ALL MY PAYROLL DEDUCTIONS FOR THE PURCHASE INTERVAL IN WHICH MY EMPLOYMENT TERMINATES OR MY LOSS OF ELIGIBILITY OCCURS WILL AUTOMATICALLY BE REFUNDED.

       IF I TAKE AN UNPAID LEAVE OF ABSENCE, MY PAYROLL DEDUCTIONS WILL IMMEDIATELY CEASE AND ANY PAYROLL DEDUCTIONS FOR THE PURCHASE INTERVAL IN WHICH MY LEAVE BEGINS WILL, AT MY ELECTION, EITHER BE REFUNDED OR APPLIED TO THE PURCHASE OF SHARES OF COMMON STOCK AT THE END OF THAT PURCHASE INTERVAL. IF I RETURN TO ACTIVE SERVICE WITHIN 90 DAYS AFTER THE START OF MY LEAVE, THEN MY PAYROLL DEDUCTIONS WILL AT THAT TIME AUTOMATICALLY RESUME AT THE RATE IN EFFECT FOR ME WHEN MY LEAVE BEGAN.

       THE CORPORATION WILL ISSUE A STOCK CERTIFICATE FOR THE SHARES PURCHASED ON MY BEHALF AFTER THE END OF EACH PURCHASE INTERVAL AND THE CERTIFICATE WILL BE DEPOSITED DIRECTLY IN THE CORPORATION-DESIGNATED BROKERAGE ACCOUNT ESTABLISHED ON MY BEHALF. I WILL NOTIFY THE CORPORATION OF ANY DISPOSITION OF SHARES PURCHASED UNDER THE ESPP AND I WILL SATISFY ALL APPLICABLE INCOME AND EMPLOYMENT TAX WITHHOLDING REQUIREMENTS AT THE TIME OF SUCH DISPOSITION.

       THE CORPORATION HAS THE RIGHT, EXERCISABLE IN ITS SOLE DISCRETION, TO AMEND OR TERMINATE THE ESPP AT ANY TIME, WITH SUCH AMENDMENT OR TERMINATION TO BECOME EFFECTIVE IMMEDIATELY FOLLOWING THE EXERCISE OF OUTSTANDING PURCHASE RIGHTS AT THE END OF ANY CURRENT PURCHASE INTERVAL. SHOULD THE CORPORATION ELECT TO TERMINATE THE ESPP, I WILL HAVE NO FURTHER RIGHTS TO PURCHASE SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT. I HAVE RECEIVED A COPY OF THE Q&A SUMMARY IDENTIFYING THE MAJOR FEATURES OF THE ESPP. I HAVE READ THIS AGREEMENT AND THE Q&A SUMMARY AND HEREBY AGREE TO BE BOUND BY THE TERMS OF BOTH THIS AGREEMENT AND THE ESPP. THE EFFECTIVENESS OF THIS AGREEMENT IS DEPENDENT UPON MY ELIGIBILITY TO PARTICIPATE IN THE ESPP.

                                            ____________________________________
        DATE:________ ,199__                SIGNATURE OF EMPLOYEE


                                            PRINTED NAME:_______________________

        DURATION OF OFFERING PERIOD:   FROM:__________________ , 1998 TO
        APRIL 28, 2000

        ENTRY DATE INTO OFFERING PERIOD:_______________________ , 1998